Exhibit 1.1

POLYPID LTD.

UNDERWRITING AGREEMENT

March 29, 2023

Newbridge Securities Corporation

1200 N Federal Hwy, Suite 400

Boca Raton, Florida 33432

Ladies and Gentlemen:

The undersigned, PolyPid Ltd., a company incorporated under the laws of Israel (collectively with its Subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being Subsidiaries or affiliates of PolyPid Ltd., the “Company”), hereby confirms its agreement (this “Agreement”) with Newbridge Securities Corporation (the “Underwriter” or “Newbridge”) on the terms and conditions set forth herein.

It is understood that the Underwriter is to make a public offering of the Public Shares as soon as the Underwriter deems it advisable to do so. The Public Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus (as defined below).

It is further understood that Newbridge will act as (i) the Underwriter in the offering and sale of the Closing Shares (as defined below) and, if any, the Option Shares (as defined below) and (ii) the Company’s exclusive placement agent for the Private Placement (as defined below), in each case in accordance with the terms and provisions of this Agreement.

ARTICLE I.

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Action” shall have the meaning ascribed to such term in Section 3.1(l).

“Affiliate” means with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with such Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Time” means 6:00 (New York City time) on March 29, 2023.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or Israel are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”,

“shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

“Closing” means the closing of the purchase and sale of the Closing Shares pursuant to Section 2.1.

“Closing Date” means the hour and the date on the Trading Day on which all conditions precedent to (i) the Underwriter’s obligations to pay the Closing Purchase Price and (ii) the Company’s obligations to deliver the Closing Shares, in each case, have been satisfied or waived, but in no event later than 10:00 a.m. (New York City time) on the second Trading Day following the date hereof (or the third Trading Day if the Agreement is fully executed after 4:00 p.m. (New York City time)) or at such earlier time as shall be agreed upon by the Underwriter and the Company.

“Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Closing Shares” shall have the meaning ascribed to such term in Section 2.1(a)(i).

“Commission” means the United States Securities and Exchange Commission.

“Company Auditor” means Kost Forer Gabbay& Kasierer, a member of Ernst & Young Global.

“Company U.S. Counsel” means Sullivan & Worcester LLP.

“Companies Law” shall have the meaning ascribed to such term in Section 3.1(h).

“Effective Date” shall have the meaning ascribed to such term in Section 3.1(f).

“EGS” means Ellenoff Grossman & Schole LLP.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Execution Date” shall mean the date on which the parties execute and enter into this Agreement.

“Exempt Issuance” means the issuance of (a) Ordinary Shares or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities exercisable or exchangeable for or convertible into Ordinary Shares issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities (other than in connection with stock splits and combinations), (c) issuance of Ordinary Shares through the Company’s existing “at-the-market” program with Cantor Fitzgerald & Co., as agent, provided that any offer or sale of shares pursuant to this clause (c) may not be made until at least thirty (30) calendar days after the Closing Date, (d) the Pre-Funded Warrants (and the Ordinary Shares underlying the Pre-Funded Warrants) and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that such securities are issued as “restricted securities” (as defined in Rule 144) and carry no registration rights that require or permit the filing of any registration statement in connection therewith, and provided that any such issuance shall only be to a Person (or to the equity holders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FINRA” means The Financial Industry Regulatory Authority.

“General Disclosure Package” means, as of the Applicable Time, the price to the public and the number of shares offered and sold, as indicated on the cover page of the Prospectus, and the Preliminary Prospectus, as amended or supplemented immediately prior to the Applicable Time, together with the Permitted Free Writing Prospectuses, if any, all considered together.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

“IP Counsel” means Greenberg Traurig, LLP.

“Israeli Counsel” means Sullivan & Worcester Tel-Aviv (Har-Even & Co.).

“Israeli Securities Law” shall have the meaning ascribed to such term in Section 3.1(h).

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Lock-Up Agreements” means the lock-up agreements that are delivered on the date hereof by each of the Company’s officers and directors, in the form of Exhibit A attached hereto.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability (other than as it relates to any indemnification provisions therein) of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Offering” shall have the meaning ascribed to such term in Section 2.1(c).

“Option Closing Date” shall have the meaning ascribed to such term in Section 2.2(c).

“Option Closing Purchase Price” shall have the meaning ascribed to such term in Section 2.2(b), which aggregate purchase price shall be net of the underwriting discounts and commissions.

“Option Shares” shall have the meaning ascribed to such term in Section 2.2(a).

“Ordinary Shares” means the ordinary shares of the Company, no par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Over-Allotment Option” shall have the meaning ascribed to such term in Section 2.2.

“Permitted Free Writing Prospectus” shall have the meaning ascribed to such term in Section 4.2(d).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pre-Funded Warrants” means, collectively, the Pre-Funded Ordinary Share purchase warrants delivered to the Purchasers at the Closing and any Option Closing, in accordance with the Purchase Agreements, which Pre-Funded Warrants shall be exercisable immediately and will expire when exercised in full.

“Preliminary Prospectus” means the base prospectus included in the Registration Statement and any preliminary prospectus supplement relating to the Public Shares filed with the Commission pursuant to Rule 424(b).

“Private Placement” shall have the meaning ascribed to such term in Section 2.5.

“Proceeding” means a commenced action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition).

“Prospectus” means, collectively, the Preliminary Prospectus and the final prospectus supplement relating to the Public Shares filed with the Commission pursuant to Rule 424(b).

“Prospectus Supplement” means, if any, any supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission.

“Public Shares” means, collectively, the Closing Shares and, if any, the Option Shares.

“Purchase Agreements” shall have the meaning ascribed to such term in Section 2.5.

“Purchasers” means, collectively, the purchasers of the Pre-Funded Warrants under the Purchase Agreements.

“Registration Statement” means, collectively, the registration statement on Form F-3 (File No. 333-257651) filed by the Company with the Commission, as amended as of the date hereof, including the Prospectus and Prospectus Supplement, if any, the Preliminary Prospectus, if any, and all exhibits filed with or incorporated by reference into such registration statement, and includes any Rule 462(b) Registration Statement.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 424(b)” means Rule 424(b) promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 462(b) Registration Statement” means any registration statement prepared by the Company registering additional Public Shares, which was filed with the Commission on or prior to the date hereof and which became automatically effective pursuant to Rule 462(b) promulgated by the Commission pursuant to the Securities Act.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(i).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Purchase Price” shall have the meaning ascribed to such term in Section 2.1(b).

“Subsidiary” means any subsidiary of the Company and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means the Nasdaq Global Market.

“Transaction Documents” means this Agreement and all exhibits and schedules hereto, the Lock-Up Agreements and any other documents or agreements executed by the Company in connection with the transactions contemplated hereunder.

“Transfer Agent” means American Stock Transfer & Trust Company, LLC and any successor transfer agent of the Company.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriter, in the aggregate 14,660,000 Ordinary Shares, and the Underwriter agrees to purchase at the Closing, such number of Ordinary Shares (the “Closing Shares”).

(b) The purchase price for one Share shall be $0.3906 per Share (the “Share Purchase Price”). The aggregate purchase price for the Closing Shares shall equal the amount of Closing Shares multiplied by the Share Purchase Price (the “Closing Purchase Price”).

(c)  On the Closing Date, the Underwriter shall deliver or cause to be delivered to the Company, via wire transfer, immediately available funds equal to the Closing Purchase Price, the Company shall deliver to, or as directed by, the Underwriter the Closing Shares and the Company shall further deliver the other items required pursuant to Section 2.3 deliverable at the Closing. Upon satisfaction of the covenants and conditions set forth in Sections 2.3 and 2.4, the Closing shall occur at the offices of EGS or such other location (including remotely by facsimile or other electronic transmission) as the Company and Underwriter shall mutually agree. The Public Shares are to be offered initially to the public at the public offering price set forth on the cover page of the Prospectus Supplement (the “Offering”).

2.2 Over-Allotment Option.

(a) For the purposes of covering any over-allotments in connection with the distribution and sale of the Closing Shares, the Underwriter is hereby granted an option (the “Over-Allotment Option”) to purchase, in the aggregate, up to 2,199,000 Ordinary Shares (the “Option Shares”) which may be purchased at the Share Purchase Price.

[1]	Public offering price les 7% discount and commission. If less than $5M raised on top of insider participation, we understand it was agreed by Newbridge that this would be 6%.

[2]	15% of the Closing Shares.

(b) In connection with an exercise of the Over-Allotment Option, the aggregate purchase price to be paid for the Option Shares is equal to the product of the Share Purchase Price multiplied by the number of Option Shares to be purchased (the aggregate purchase price to be paid on an Option Closing Date, the “Option Closing Purchase Price”).

(c) The Over-Allotment Option granted pursuant to this Section 2.2 may be exercised by the Underwriter as to all (at any time) or any part (from time to time) of the Option Shares within 30 days after the Execution Date. The Underwriter will not be under any obligation to purchase any Option Shares prior to the exercise of the Over-Allotment Option by the Underwriter. The Over-Allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Underwriter, which must be confirmed in writing by overnight mail or facsimile or other electronic transmission (including, for the avoidance of doubt, e-mail) setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (each, an “Option Closing Date”), which will not be later than two (2) full Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Underwriter, at the offices of EGS or at such other location (including remotely by facsimile or other electronic transmission) as the Company and the Underwriter shall mutually agree. If such delivery and payment for the Option Shares does not occur on the Closing Date, each Option Closing Date will be as set forth in the notice. Upon exercise of the Over-Allotment Option, the Company will become obligated to convey to the Underwriter, and, subject to the terms and conditions set forth herein, the Underwriter will become obligated to purchase, the number of Option Shares specified in such notice. The Underwriter may cancel the Over-Allotment Option at any time prior to the expiration of the Over-Allotment Option by written notice to the Company.

2.3 Deliveries. The Company shall deliver or cause to be delivered to the Underwriter the following:

(i) At the Closing Date, the Closing Shares and, as to each Option Closing Date, if any, the applicable Option Shares, which shares shall be delivered via The Depository Trust Company Deposit or Withdrawal at Custodian system for the account of the Underwriter;

(ii) At the Closing Date and each Option Closing Date, a legal opinion and negative assurances letter or statement of Company U.S. Counsel addressed to the Underwriter with respect to the matters reasonably requested by the Underwriter, including, without limitation, a negative assurance letter, addressed to the Underwriter, in form and substance reasonably acceptable to the Underwriter;

(iii) At the Closing Date and each Option Closing Date, a legal opinion and negative assurances letter or statement of Israeli Counsel addressed to the Underwriter with respect to the matters reasonably requested by the Underwriter, in form and substance reasonably acceptable to the Underwriter;

(iv) At the Closing Date and each Option Closing Date, a legal opinion and negative assurances letter or statement of IP Counsel addressed to the Underwriter with respect to the matters reasonably requested by the Underwriter, in form and substance reasonably acceptable to the Underwriter;

(v) Contemporaneously with the execution of this Agreement, a comfort letter containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Prospectus Supplement, addressed to the Underwriter and in form and substance satisfactory in all respects to the Underwriter from the Company Auditor dated as of the date of this Agreement, and a bring-down letter dated as of the Closing Date and each Option Closing Date, if any (it being agreed that if the Company Auditor is unable to provide comfort with respect to any particular item contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Prospectus Supplement, the Company’s principal accounting officer shall provide a customary “CFO Certificate” with respect to any such items);

(vi) On the Closing Date and on each Option Closing Date, the duly executed and delivered Officer’s Certificate, in customary form reasonably satisfactory to the Underwriter;

(vii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Secretary’s Certificate, in customary form reasonably satisfactory to the Underwriter;

(viii) On the Closing Date and on each Option Closing Date, the duly executed and delivered Regulatory Certificate, in customary form reasonably satisfactory to the Underwriter; and

(ix) Contemporaneously herewith, the duly executed and delivered Lock-Up Agreements substantially in the form of Exhibit A attached hereto.

2.4 Closing Conditions. The obligations of the Underwriter hereunder in connection with the Closing and each Option Closing Date are subject to the following conditions being met:

(i) the accuracy in all material respects when made and on the date in question (other than representations and warranties of the Company already qualified by materiality, which shall be true and correct in all respects) of the representations and warranties of the Company contained herein (unless as of a specific date therein);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the date in question shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.3 of this Agreement;

(iv) the Registration Statement shall be effective on the date of this Agreement and at each of the Closing Date and each Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of the Underwriter;

(v) by the Execution Date, the Underwriter shall have received clearance from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Underwriter as described in the Registration Statement;

(vi) the Closing Shares and the Option Shares have been approved for listing on the Trading Market;

(vii) the Private Placement shall have been completed in accordance with this Agreement and the Purchase Agreements; and

(viii) prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Affiliate of the Company, before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition of the Company, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the rules and regulations thereunder and shall conform in all material respects to the requirements of the Securities Act and the rules and regulations thereunder, and none of the Registration Statement, the General Disclosure Package and the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.5 Private Placement. On the Closing Date, certain Purchasers will purchase from the Company pursuant to subscription or purchase agreements (in the form agreed to by the Underwriter, the “Purchase Agreements”), an aggregate of 10,357,139 Pre-Funded Warrants, at a purchase price of $0.4199 per Pre-Funded Warrant, in a private placement intended to be exempt from registration under the Securities Act pursuant to applicable sections, rules and regulations under the Securities Act. The private placement of the Pre-Funded Warrants is referred to herein as the “Private Placement.”

[3]	Public offering price per share less $0.001.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Underwriter as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) Subsidiaries. All of the direct and indirect Subsidiaries of the Company as set forth in Exhibit 8.1 to the Company’s From 20-F for the period ending December 31, 2021, filed with the Commission on February 28, 2022, are the only Subsidiaries which are currently material to the business and operations of the Company, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus. Except as set forth in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock, share capital or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and (where such concept exists) in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and (where such concept exists) is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which the Company is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law or public policy.

(d) No Conflicts. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Public Shares and the Pre-Funded Warrants and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, anti-dilution or similar adjustments, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected (including, without limitation, those promulgated by the Food and Drug Administration of the U.S. Department of Health and Human Services (the “FDA”), the European Medicines Agency (“EMA”), any applicable institutional review board (“IRBs”) or by any foreign, federal, state or local regulatory authority performing functions similar to those performed by the FDA, EMA or IRBs; except in the case of each of clauses (ii) and (iii), such as would not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filing with the Commission of the Prospectus Supplement, (ii) the application to the Trading Market for the listing of the Public Shares for trading thereon, (iii) such filings as are required to be made under applicable state securities laws or a Form D in connection with the Pre-Funded Warrants, (iv) the filings to be made following the Closing with the Israeli Registrar of Companies regarding the issuance of the Public Shares, and (v) the obligation to provide notice to the Israel Innovation Authority (collectively, the “Required Approvals”).

(f) Registration Statement. The Company has filed with the Commission the Registration Statement under the Securities Act, which became effective on July 9, 2021 (the “Effective Date”), for the registration under the Securities Act of the Shares. At the time of such filing, the Company met the requirements of Form F-3 under the Securities Act. The Registration Statement meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act and complies with said Rule and the Prospectus Supplement will meet the requirements set forth in Rule 424(b). The Company is eligible to use Form F-3 under the Securities Act and is not limited by the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, as set forth in General Instruction I.B.5 of Form F-3. The Company has advised the Underwriter of all further information (financial and other) with respect to the Company required to be set forth therein in the Registration Statement, the General Disclosure Package or the Prospectus, the Prospectus and any Prospectus Supplement. Any reference in this Agreement to the Registration Statement, the General Disclosure Package or the Prospectus and any Prospectus Supplement shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F-3 which were filed under the Exchange Act, on or before the date of this Agreement, or the issue date of the Preliminary Prospectus, the Prospectus or any Prospectus Supplement, as the case may be; and any reference in this Agreement to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Preliminary Prospectus, the Prospectus or any Prospectus Supplement shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Preliminary Prospectus, the Prospectus or any Prospectus Supplement, as the case may be, deemed to be incorporated therein by reference. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described,” “referenced,” “set forth” or “stated” in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Prospectus Supplement (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Prospectus or any Prospectus Supplement, as the case may be. No stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or any Prospectus Supplement has been issued, and no proceeding for any such purpose is pending or has been initiated or, to the Company’s knowledge, is threatened by the Commission. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act. Neither the Company nor the Underwriter will, without the prior consent of the other, prepare, use or refer to, any free writing prospectus.

(g) Issuance of Shares. The Public Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. The holder of the Public Shares will not be subject to personal liability by reason of being such holders. The Public Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All corporate action required to be taken for the authorization, issuance and sale of the Public Shares has been duly and validly taken, and no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Public Shares. The Public Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

(h) Capitalization. As of the dates indicated in the Registration Statement, the General Disclosure Package and the Prospectus, the authorized, issued and outstanding share capital of the Company was as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the sections thereof captioned “Capitalization” and “Description of our Ordinary Shares” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus), and, as of the Applicable Time and any as of each Date of Delivery (if any), as the case may be, the Company shall have an authorized share capital as set forth in the sections of the Registration Statement and the Prospectus entitled “Capitalization” and “Description of Our Ordinary Shares” (and any similar sections or information, if any, contained in any Issuer Free Writing Prospectus). All of the shares of issued and outstanding share capital of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports, as contemplated by this Agreement or with respect to awards of restricted stock units under the Company’s equity incentive plans since its most recently filed periodic report under the Exchange Act, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Ordinary Shares, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional Ordinary Shares or Ordinary Share Equivalents. The issuance and sale of the Public Shares will not obligate the Company to issue Ordinary Shares or other securities to any Person (other than the Underwriter). There are no outstanding securities or instruments of the Company or any Subsidiary with any provision that adjusts the exercise, conversion, exchange or reset price of such security or instrument upon an issuance of securities by the Company or any Subsidiary. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. All of the outstanding shares of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with the Israeli Companies Law, 5759-1999 (the “Companies Law”), the Israeli Securities Law, 5728-1968, as amended, and the regulations promulgated thereunder (collectively, the “Israeli Securities Law”), and all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The authorized shares of the Company conform in all material respects to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus. The offers and sales of the Company’s securities were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers, exempt from such registration requirements. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Public Shares or the Pre-Funded Warrants. There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s share capital to which the Company is a party or between or among any of the Company’s shareholders.

(i) SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Preliminary Prospectus, the Prospectus and any Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company contained in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) , except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(j) Agreements, etc. The agreements and documents described in the Registration Statement, the General Disclosure Package, the Prospectus and the SEC Reports conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the rules and regulations thereunder to be described in the Registration Statement, the General Disclosure Package, the Prospectus or the SEC Reports or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the General Disclosure Package, the Prospectus or the SEC Reports, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (w) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (x) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, or (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

(k) Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any of its share capital, and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans and (vi) except as disclosed in the SEC Reports, no officer or director has resigned from any position with the Company. The Company does not have pending before the Commission any request for confidential treatment of information. Except for the issuance of the Public Shares contemplated by this Agreement and the Private Placement, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities laws. Unless otherwise disclosed in an SEC Report filed prior to the date hereof, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its share capital.

(l) Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Public Shares or (ii) could, if there were an unfavorable decision, have or would reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or executive officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under U.S. federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(m) Labor Relations. No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union, labor organization or works council that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. Neither the Company nor any of its Subsidiaries is subject to, and no employee benefits from, any extension order (tzav harchava), except for extension orders which generally apply to all employees in Israel. No executive officer of the Company or any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all Israeli (and, if any, all applicable U.S. federal, state and local and foreign) laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

All obligations of the Company to provide statutory severance pay to all its currently engaged employees in Israel are, with such exceptions as are not material, in accordance with Section 14 of the Israeli Severance Pay Law, 5723-1963 (the “Severance Pay Law”), and are fully funded or are accrued on the Company’s financial statements, and all such employees have been subject to the provisions of Section 14 of the Severance Pay Law with respect to their entire salary, as defined under the Severance Pay Law, from the date of commencement of their employment with the Company, and the Company has been, with such exceptions as are not material, in full compliance with the technical and substantive requirements for a Section 14 Arrangement with respect to severance pay with respect to 100% of such salary for which severance pay is due under the Severance Pay Law; and all amounts that the Company is required by contract or applicable law either (A) to deduct from Israeli employees’ salaries or to transfer to such Israeli employees’ pension or provident, life insurance, incapacity insurance, advance study fund or other similar funds or (B) to withhold from the Israeli employees’ salaries and benefits and to pay to any Israeli governmental authority as required by applicable Israeli tax law, have, in each case, been duly deducted, transferred, withheld and paid, and the Company has no outstanding obligation to make any such deduction, transfer, withholding or payment.

(n) Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(o) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (each, a “Material Permit”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit. The disclosures in the Registration Statement concerning the effects of federal, state, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

(p) Title to Assets. The Company and the Subsidiaries have good and marketable title in fee simple to, or have valid and marketable rights to lease or otherwise use, all real property and all personal property that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made in accordance with GAAP, and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(q) Intellectual Property.4 The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, technologies, data, methods, processes, inventions, copyrights, works of authorship, licenses and other intellectual property rights and similar rights necessary or required for use in connection with their respective businesses as described in the Registration Statement, the General Disclosure Package, the Prospectus and the SEC Reports (collectively, the “Intellectual Property Rights”). None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been invalidated or abandoned, or is expected to expire or terminate or be invalidated or abandoned, within two years from the date of this Agreement. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the Registration Statement, the General Disclosure Package and the Prospectus, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights, or any other activities or conduct engaged in by the Company or the Subsidiaries, violate or infringe upon the rights of any Person. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have, where applicable, taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

[4]	Subject to EGS IP review.

(r) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(s) Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from, any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary, bonus or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(t) Sarbanes-Oxley Compliance; Accounting Controls. The Company is in compliance in all material respects with the applicable provisions of Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and all applicable rules of Nasdaq (“Exchange Rules”). The Company and each of its Subsidiaries maintain a system of internal controls, including disclosure controls and procedures, internal controls over accounting matters and financial reporting and legal and regulatory controls (collectively, “Internal Controls”) that comply with the applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are overseen by the Audit Committee in accordance with applicable Exchange Rules. The Company has not publicly disclosed or reported to the Audit Committee or the Board of Directors, and within the next 135 days the Company does not reasonably expect to publicly disclose or report to the Audit Committee or the Board of Directors, a significant deficiency, a material weakness, change in Internal Controls or fraud involving management or other employees who have a significant role in Internal Controls, any violation of, or failure to comply with, the securities laws, or any matter which, if determined adversely, would have a Material Adverse Effect. For purpose of this section, “Securities Law” shall mean, collectively, the Sarbanes-Oxley, the Securities Act, the Exchange Act, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board (the “PCAOB”) and, as applicable, the Exchange Rules. The books, records and accounts of the Company and its Subsidiaries accurately and fairly reflect, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and its Subsidiaries.

(u) Certain Fees. Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company, any Subsidiary or Affiliate of the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. To the Company’s knowledge, there are no other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriter’s compensation, as determined by FINRA. The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii)  any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating Member, within the twelve months prior to the Execution Date. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

(v) Foreign Private Issuer; Ineligible Issuer; Investment Company. The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act. At the time of the initial filing of the Registration Statement and at the time of the filing of any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Public Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Securities Act. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Public Shares and the Pre-Funded Warrants will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(w) Registration Rights. No Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(x) Listing and Maintenance Requirements; DTC Eligibility. The Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Ordinary Shares under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration. The Ordinary Shares have been approved for listing on the Nasdaq Global Market. Except as disclosed in the SEC Reports, (i) the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Ordinary Shares are or have been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market and (ii) the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Ordinary Shares are currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees of the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(y) Application of Takeover Protections. The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s articles of association (or similar charter documents) or the laws of its state of incorporation that is or could become applicable as a result of the Underwriter and the Company fulfilling their obligations or exercising their rights under the Transaction Documents.

(z) Disclosure; 10b-5. The Registration Statement (and any further documents to be filed with the Commission) contains all exhibits and schedules as required by the Securities Act. Each of the Registration Statement and any post-effective amendment thereto, if any, at the time it became effective, complied in all material respects with the Securities Act the Exchange Act and the applicable rules and regulations under the Securities Act and the Exchange Act and did not and, as amended or supplemented, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The General Disclosure Package, as of the Applicable Time, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Prospectus and the Prospectus Supplement, each as of its respective date, comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations. Each of the Prospectus and the Prospectus Supplement, as amended or supplemented, did not and will not contain as of the date thereof any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, and none of such documents, when they were filed with the Commission, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein (with respect to the SEC Reports incorporated by reference in the Prospectus or Prospectus Supplement), in light of the circumstances under which they were made not misleading; and any further documents so filed and incorporated by reference in the Prospectus or Prospectus Supplement, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the applicable rules and regulations, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made not misleading. No post-effective amendment to the Registration Statement reflecting any facts or events arising after the date thereof which represent, individually or in the aggregate, a fundamental change in the information set forth therein is required to be filed with the Commission. There are no documents required to be filed with the Commission in connection with the transaction contemplated hereby that (x) have not been filed as required pursuant to the Securities Act or (y) will not be filed within the requisite time period. There are no contracts or other documents required to be described in the Prospectus or Prospectus Supplement, or to be filed as exhibits or schedules to the Registration Statement, which have not been described or filed as required. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.

(aa) No Integrated Offering. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering of the Public Shares to be integrated with prior offerings by the Company or the Private Placement for purposes of the Securities Act or any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or quoted.

(bb) Solvency. Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the Offering and the Private Placement, (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date. The SEC Reports set forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(cc) Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Ordinary Shares on the date such stock option would be considered granted under GAAP and applicable law, subject to the repricing of options as set forth in the SEC Reports. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects. Each grant of an award under the Company’s equity incentive plans (collectively, the “Awards”) (A) was duly authorized no later than the date on which the grant of such Award was by its terms to be effective by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was duly executed and delivered by the Company, (B) purported to be issued under the “capital gains track” of Section 102 of the Israel Income Tax Ordinance (New Version), 5721-1961, and the rules and regulations promulgated thereunder, so qualifies, and (C) was made in accordance with the terms of the applicable equity incentive plan of the Company and all applicable laws and regulatory rules or requirements.

(dd) Tax Status. The Company and its Subsidiaries each (i) has made or filed all material United States federal, state and local income and all Israeli and foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes. Based upon the estimated value of the Company’s assets, including any goodwill, and the nature and estimated composition of its income and assets, the Company may be classified as a “passive foreign investment company” for the taxable year ended December 31, 2022 and in future taxable years.

(ee) Foreign Corrupt Practices. Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of FCPA or Sections 291 and 291A of the Israeli Penal Law, 5737-1977, as amended. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the FCPA and Israel’s Penal Law, 5737-1977, as amended.

(ff) Accountants. To the knowledge and belief of the Company, the Company Auditor (i) is an independent registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2022. The Company Auditor has not, during the periods covered by the financial statements included in the Prospectus, provided the Company with any “non-audit services”, as such term is used in Section 10A(g) of the Exchange Act.

(gg) FDA, etc. As to each product subject to the jurisdiction of the (i) FDA under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”), (ii) the EMA or (iii) any other similar applicable regulatory body or law, rule or regulation in Israel or elsewhere that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably be expected to have a Material Adverse Effect. There is no pending, completed or, to the Company’s knowledge, threatened, action (including any lawsuit, arbitration, or legal or administrative or regulatory proceeding, charge, complaint, or investigation) against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any notice, warning letter or other communication from the FDA, the EMA or any other governmental entity, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by the Company or any of its Subsidiaries, (iv) enjoins production at any facility of the Company or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with the Company or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by the Company or any of its Subsidiaries, and which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. The properties, business and operations of the Company have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA, the EMA and all similar governmental or quasi-governmental bodies.  The Company has not been informed by the FDA, the EMA or any similar governmental or quasi-governmental body that any such entity will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by the Company nor has the any such entity expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by the Company.

(hh) Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department or has engaged in business in an “enemy state” pursuant to the Israeli Trade with the Enemy Ordinance, 1939.

(ii) U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon the Underwriter’s request.

(jj) Bank Holding Company Act. Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(kk) Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and applicable money laundering statutes and applicable rules and regulations thereunder, the Israeli Prohibition on Money Laundering Law, 5760-2000, the Israeli Prohibition on Money Laundering Order, 5761-2001, and applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or any Subsidiary, threatened.

(ll) D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires completed by each of the Company’s directors and officers immediately prior to the Offering as well as in the Lock-Up Agreement provided to the Underwriter is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in such questionnaires become inaccurate and incorrect.

(mm) FINRA Affiliation. No officer, director or any beneficial owner of 10% or more of the Company’s unregistered securities has any direct or indirect affiliation or association with any Participating Member. The Company will advise the Underwriter and EGS if it learns that any officer, director or owner of 10% or more of the Company’s outstanding Ordinary Shares or Ordinary Share Equivalents is or becomes an affiliate or associated person of a Participating Member.

(nn) Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Underwriter or EGS shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

(oo) Board of Directors. The Board of Directors is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company, the Companies Law and the rules promulgated thereunder, and the rules of the Trading Market. At least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of the Trading Market. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of the Trading Market.

(pp) Cybersecurity.  (i)(x) There has been no security breach or other compromise of or relating to any of the Company’s or any Subsidiary’s information technology and computer systems, networks, hardware, software, data (including the data of its respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of it), equipment or technology (collectively, “IT Systems and Data”) and (y) the Company and the Subsidiaries have not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to its IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect; (iii) the Company and the Subsidiaries have implemented and maintained commercially reasonable safeguards to maintain and protect its material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and Data; and (iv) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(qq) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval where in each clause (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

3.2 Representations and Warranties of the Company Relating to Israeli Legal Matters. The Company represents, warrants and covenants to the Underwriter, as of the Applicable Time (as defined below), as of the Execution Date, as of the Closing Date and as of each Option Closing Date, if any, as follows:

(a) The Company is not currently designated as a “breaching company” (within the meaning of the Companies Law) by the Registrar of the Companies of the State of Israel and there is no basis for such designation. No proceedings have been instituted in the State of Israel for the dissolution of the Company.

(b) The Company has not engaged in any form of solicitation, advertising or any other action constituting an offer under the Israeli Securities Law in connection with the transactions contemplated hereby which would require the Company to publish a prospectus in the State of Israel under the laws of the State of Israel.

(c) Neither the Company nor any of its Subsidiaries is in violation of any condition, requirement or undertaking with respect to (i) any funding, benefits or incentives granted to the Company or any of its Subsidiaries under the Law for Encouragement of Industrial Research and Development, 5744-1984 and the regulations, rules and circulars promulgated thereunder, including any instrument of approval granted to any of them by the Israel Innovation Authority (formerly the Office of the Chief Scientist) of the Israeli Ministry of Economy and Industry, or (ii) any grants, benefits, reduced tax rates or incentives provided to the Company or any of its Subsidiaries under the Law for Encouragement of Capital Investments, 1959 (the “Investment Law”), except for such violations which would not reasonably be expected to result in a loss of a material funding, benefit or incentive. The Company has not received any notice denying, revoking or modifying any “approved enterprise” or “beneficiary enterprise” or “preferred enterprise” or “technology enterprise” status with respect to any of the Company’s facilities or operations. All information supplied by the Company with respect to the applications or notifications relating to such “approved enterprise” status, “beneficiary enterprise” status, “preferred enterprise” status and “technology enterprise” status and to grants and benefits from the Israel Innovation Authority and/or the Investment Center or the tax authority in accordance with the Investment Law, was true, correct and complete in all material respects when supplied to the appropriate authorities; Neither the Company nor any of its Subsidiaries is in default under or otherwise missing a license from the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Control of Products and Services Declaration (Engagement in Encryption), 1974, or from the Israeli Ministry of Economy pursuant to the Law of Regulation of Security Exports, 2007.

(d) Assuming that the Underwriter does not maintain a permanent establishment in the State of Israel and are is otherwise subject to taxation in the State of Israel, the issuance, delivery and sale (i) of the Public Shares to be sold to the Underwriter in connection with the Offering and (ii) of the Pre-Funded Warrants to be sold to the Purchasers in connection with the Private Placement do not subject the Underwriter to any tax imposed by, or any regulatory requirement of, the State of Israel or any political subdivision thereof.

(e) Neither the Company nor any of its properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the State of Israel.

(f) The choice of laws of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of the State of Israel. The Company has the power to submit, and pursuant to Section 7.7 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of the state and federal courts sitting in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(g) Subject to the conditions, exceptions and qualifications set forth in the Registration Statement, the General Disclosure Package and the Prospectus, a final and conclusive judgment against the Company for a definitive sum of money entered by any court in the United States having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement may be enforced against the Company by an Israeli court subject to the conditions, qualifications and restrictions described under the caption “Enforceability of Civil Liabilities” in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) All payments to be made by or on behalf of the Company under this Agreement and, except as disclosed in the Registration Statement, the General Disclosure Package, the Prospectus, all dividends and other distributions declared and payable on the Shares may, under the current laws and regulations of Israel, be paid in United States dollars that may be converted into another currency and freely transferred out of Israel.

(i) Other than as stated in the SEC Reports, for a period of 12 months prior to and including the date of the Closing Date, the Company has not offered or sold any of its securities in Israel, except for the issuance of options or similar securities exercisable under the Company’s equity incentive plans into Ordinary Shares, or the issuance of Ordinary Shares upon the exercise of warrants, which are exempt from prospectus requirements under the Israeli Securities Law.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Amendments to Registration Statement. The Company has delivered, or will as promptly as practicable deliver, to the Underwriter complete conformed copies of the Registration Statement and of each consent and certificate of experts, as applicable, filed as a part thereof, and conformed copies of the Registration Statement (without exhibits), the Preliminary Prospectus, the Prospectus and any Prospectus Supplement, as amended or supplemented, in such quantities and at such places as the Underwriter reasonably requests. Neither the Company nor any of its directors and officers has distributed and none of them will distribute, prior to the Closing Date, any offering material in connection with the offering and sale of the Public Shares other than the Preliminary Prospectus, the Prospectus, any Prospectus Supplement, any Permitted Free Writing Prospectus, the Registration Statement, and copies of the documents incorporated by reference therein. The Company shall not file any such amendment or supplement to which the Underwriter shall reasonably object in writing.

4.2 Federal Securities Laws.

(a) Compliance. During the time when a Prospectus is required to be delivered under the Securities Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Public Shares is required to be delivered under the Securities Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Underwriter, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Company will notify the Underwriter promptly and prepare and file with the Commission, subject to Section 4.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Securities Act.

(b) Filing of Final Prospectus Supplement. The Company will file the final Prospectus Supplement (in form and substance satisfactory to the Underwriter) with the Commission pursuant to the requirements of Rule 424(b).

(c) Exchange Act Registration. For a period of three years from the Execution Date, subject to any requirements under applicable law and other than in connection with a strategic transaction where the Company is not the surviving entity, the Company will use its best efforts to maintain the registration of the Ordinary Shares under the Exchange Act. The Company will not deregister the Ordinary Shares under the Exchange Act without the prior written consent of the Underwriter.

(d) Free Writing Prospectuses. Each of the Company and the Underwriter represents and agrees that it has not made and will not make any offer relating to the Public Shares that would constitute an issuer free writing prospectus, as defined in Rule 433 of the rules and regulations under the Securities Act, without the prior written consent of the other party. Any such free writing prospectus consented to by the parties is herein referred to as a “Permitted Free Writing Prospectus.” The Company represents that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus” as defined in rule and regulations under the Securities Act, and has complied and will comply with the applicable requirements of Rule 433 of the Securities Act, including timely Commission filing where required, legending and record keeping.

(e) Private Placement. The Company shall take all reasonable and customary actions necessary to ensure that the Private Placement is an offering exempt from registration under the Securities Act.

4.3 Delivery to the Underwriter of Prospectuses. The Company will deliver to the Underwriter, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act such number of copies of each Prospectus as the Underwriter may reasonably request.

4.4 Effectiveness and Events Requiring Notice to the Underwriter. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus until nine months from the Effective Date, and will notify the Underwriter immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the time when a Prospectus is required to be delivered, under the Securities Act that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

4.5 General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and each Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and communication expenses relating to the registration of the Public Shares to be sold in the Offering (including the Option Shares) with the Commission; (b) all FINRA Public Offering Filing System fees associated with the review of the Offering by FINRA; (c) all fees and expenses relating to the listing of such Closing Shares and Option Shares on the Trading Market and such other stock exchanges as the Company and the Underwriter together determine; (d) all fees, expenses and disbursements relating to the registration or qualification of such Public Shares and Pre-Funded Warrants under the “blue sky” securities laws of such states and other foreign jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the fees and expenses of the Underwriter’s Blue Sky counsel); (e) the costs of all mailing and printing of the underwriting documents (including, without limitation, the Underwriting Agreement) any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Underwriter may reasonably deem necessary; (f) the costs and expenses of the Company’s public relations firm; (g) the costs of preparing, printing and delivering the Public Shares; (h) fees and expenses of the Transfer Agent for the Public Shares (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company); (i) stock transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; (j) the fees and expenses of the Company’s accountants; (k) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (l) up to $75,000 for the Underwriter’s accountable expenses, including the fees and expenses of EGS. The Underwriter may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or each Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriter.

All payments (including payments in kind, such as issuance, sale and delivery of Public Shares by the Company to the Underwriter and the initial sale and delivery of Public Shares by the Underwriter to purchasers thereof) made or deemed to be made by or on behalf of the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon. If any VAT is or becomes chargeable in respect of any such payment or deemed payment, the Company shall pay in addition the amount of such VAT.

The Company will indemnify and hold harmless the Underwriter against any documentary, stamp, registration or similar issuance tax, including any interest and penalties, on the sale of the Public Shares by the Company to the Underwriter and on the execution and delivery of this Agreement.

All payments made or deemed to be made by the Company to the Underwriter, if any, under this Agreement shall be made exclusive of and without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature (other than taxes on net income or similar taxes) imposed or levied by or on behalf of the State of Israel or any political subdivision or any taxing authority thereof or therein or of any other jurisdiction in which the Company is organized or incorporated, engaged in business for tax purposes or is otherwise resident for tax purposes or has a permanent establishment, any jurisdiction from or through which a payment is made by or on behalf of the Company, or any political subdivision, authority or agency in or of any of the foregoing having power to tax, unless the Company is or becomes required by law to withhold or deduct such taxes, duties, assessments or governmental charges. In such event, the Company will pay such additional amounts which will result, after such withholding or deduction, in the receipt by the Underwriter, of the amounts that would otherwise have been received had such deduction or withholding not been required. Notwithstanding anything to the contrary herein, in no event shall the Company be liable to pay (or pay additional amounts with respect to) any taxes, duties, assessments, governmental charges, withholding or deduction imposed on the Underwriter by the State of Israel or any other relevant jurisdiction or any political subdivision or taxing authority thereof or therein as set forth above as a result of the Underwriter being (currently or in the past) a tax resident of, or having a permanent establishment in, the jurisdiction imposing the tax. If requested by the Company, the Underwriter shall reasonably cooperate with the Company, by providing reasonably required information for the Company to obtain an exemption certificate from withholding or deduction in connection with the payments under this Agreement.

4.6 Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Prospectus.

4.7 Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Execution Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Securities Act or the Rules and Regulations under the Securities Act, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve consecutive months beginning after the Execution Date.

4.8 Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Underwriter) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

4.9 Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.10 Accountants. The Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three years after the Execution Date. The Underwriter acknowledges that the Company Auditor is acceptable to the Underwriter.

4.11 FINRA. The Company shall advise the Underwriter (who shall make an appropriate filing with FINRA) if it is aware that any 10% or greater shareholder of the Company becomes an affiliate or associated person of the Underwriter prior to the consummation of the Offering.

4.12 No Fiduciary Duties. The Company hereby acknowledges that the Underwriter is acting solely as underwriter in connection with the offering of the Public Shares. The Company further acknowledge that the Underwriter is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriter acts or be responsible as a fiduciary to the Company, its management, shareholders, creditors or any other person in connection with any activity that the Underwriter may undertake or has undertaken in furtherance of the Offering, either before or after the Execution Date. The Underwriter hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms their understanding and agreement to that effect. The Company hereby further confirms its understanding that the Underwriter has not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto, including any negotiation related to the pricing of the Public Shares. The Company acknowledges that it has consulted its own legal and financial advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering. The Company and the Underwriter agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriter to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Public Shares, do not constitute advice or recommendations to the Company. Notwithstanding anything in this Agreement to the contrary, the Company acknowledges that the Underwriter may have financial interests in the success of the Offering that include, but are not limited to, the difference between the price to the public and the purchase price paid to the Company by the Underwriter for the Public Shares and the Underwriter has no obligation to disclose, or account to the Company for, any of such additional financial interests. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any breach or alleged breach of any fiduciary or similar duty to the Company in connection with the transactions contemplated by the Transaction Documents or any matters leading up to such transactions.

4.13 Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as board members and the overall composition of the Board of Directors comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and with the listing requirements of the Trading Market and (ii) if applicable, at least one member of the Board of Directors qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder.

4.14 Securities Laws Disclosure; Publicity. By 9:00 a.m. (New York City time) on the date immediately following the Execution Date, the Company shall issue a press release disclosing the material terms of the Offering. The Company and the Underwriter shall consult with each other in issuing any other press releases with respect to the Offering, and neither the Company nor the Underwriter shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Underwriter, or without the prior consent of the Underwriter, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. The Company will not issue press releases or engage in any other publicity, without the Underwriter’s prior written consent, for a period ending at 5:00 p.m. (New York City time) on the first business day following the 45th day following the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

4.15 Shareholder Rights Plan. No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that the Underwriter of the Public Shares is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that the Underwriter of Public Shares could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Public Shares.

4.16 Reservation of Ordinary Shares. As of the Execution Date, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to issue Option Shares pursuant to the Over-Allotment Option.

4.17 Listing of Ordinary Shares; Electronic Transfer. The Company hereby agrees to use best efforts to maintain the listing or quotation of the Ordinary Shares on the Trading Market for a period of two years from the Effective Date. The Company further agrees, if the Company applies to have the Ordinary Shares traded on any other trading market, it will then include in such application all of the Closing Shares and Option Shares, and will take such other action as is necessary to cause all of the Closing Shares and Option Shares to be listed or quoted on such other trading market as promptly as possible. The Company will then take all action reasonably necessary to continue the listing and trading of its Ordinary Shares on a trading market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the trading market. The Company agrees to maintain the eligibility of the Ordinary Shares for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

4.18 Subsequent Equity Sales. From the date hereof until three (3) months after the date of the final Prospectus for the Offering, neither the Company nor any Subsidiary (nor any successor thereof) shall (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company or (b) file or cause to be filed any registration statement with the Commission relating to the offering of any share capital of the Company or any securities convertible into or exercisable or exchangeable for share capital of the Company (other than a registration statement on Form S-8 and as contemplated by this Agreement with respect to the Public Shares). Notwithstanding the foregoing, this Section 4.18 shall not apply in respect of an Exempt Issuance.

4.19 Research Independence. The Company acknowledges that the Underwriter’s research analysts and research departments, if any, are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Underwriter’s research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of its investment bankers. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriter with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Underwriter’s investment banking divisions. The Company acknowledges that the Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the Company.

4.21 Increase of authorized Share Capital. The Company shall use commercially reasonable efforts to (i) hold an annual and/or extraordinary general meeting of shareholders by May 30, 2023 and (ii) include in the agenda of such meeting a proposal to obtain shareholder approval to increase the number of authorized share capital of the Company, with the recommendation of the Board of the Directors of the Company that such proposal be approved, and thereafter shall use its best efforts to continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of Ordinary Shares for the purpose of enabling the Company to effect the issuance of Ordinary Shares upon the conversion of the Pre-Funded Warrants.

ARTICLE V.

INTENTIONALLY OMITTED

ARTICLE VI.

INDEMNIFICATION

6.1 Indemnification of the Underwriter. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriter, and each dealer selected by the Underwriter that participates in the offer and sale of the Public Shares (each a “Selected Dealer”) and each of their respective directors, officers and employees and each Person, if any, who controls the Underwriter or any Selected Dealer (“Controlling Person”) within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between the Underwriter and the Company or between such Underwriter and any third party or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or the Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering of the Public Shares or the Private Placement, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Article VI, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares or the Pre-Funded Warrants under the securities laws thereof or filed with the Commission, any state, Israeli, or other securities commission or agency, Trading Market or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriter by or on behalf of the Underwriter expressly for use in any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, it being agreed that such information so furnished shall consist solely of: (i) the names of the Underwriter appearing in the Prospectus and (ii) the “Stabilization,” “Electronic Prospectus,” and “Offer Restrictions Outside the United States” sections of the “Underwriting” section of the Prospectus (the “Underwriter Information”). With respect to any untrue statement or omission or alleged untrue statement or omission made in the General Disclosure Package, if any, the indemnity agreement contained in this Section 6.1 shall not inure to the benefit of the Underwriter to the extent that any loss, liability, claim, damage or expense of the Underwriter results from the fact that a copy of the Prospectus was not given or sent to the Person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Shares to such Person as required by the Securities Act and the rules and regulations thereunder, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under this Agreement. The Company agrees promptly to notify the Underwriter of the commencement of any litigation or proceedings against the Company or any of its officers, directors or Controlling Persons in connection with the issue and sale of the Public Shares or in connection with the Registration Statement, the General Disclosure Package or the Prospectus.

6.2 Procedure. If any action is brought against the Underwriter, a Selected Dealer or a Controlling Person in respect of which indemnity may be sought against the Company pursuant to Section 6.1, the Underwriter, such Selected Dealer or Controlling Person, as the case may be, shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of the Underwriter or such Selected Dealer, as the case may be) and payment of actual expenses. The Underwriter, such Selected Dealer or Controlling Person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter, such Selected Dealer or Controlling Person unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter (in addition to local counsel), Selected Dealer and/or Controlling Person shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if the Underwriter, Selected Dealer or Controlling Person shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action which approval shall not be unreasonably withheld.

6.3 Indemnification of the Company. The Underwriter agrees to indemnify and hold harmless the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Underwriter, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriter Information. In case any action shall be brought against the Company or any other Person so indemnified based on any Preliminary Prospectus, if any, the Registration Statement, the General Disclosure Package or the Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against the Underwriter, the Underwriter shall have the rights and duties given to the Company, and the Company and each other Person so indemnified shall have the rights and duties given to the Underwriter by the provisions of this Article VI. Notwithstanding the provisions of this Section 6.3, the Underwriter shall not be required to indemnify the Company for any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by the Underwriter.

6.4 Contribution.

(a) Contribution Rights. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) any Person entitled to indemnification under this Article VI makes a claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Article VI provides for indemnification in such case, or (ii) contribution under the Securities Act, the Exchange Act or otherwise may be required on the part of any such Person in circumstances for which indemnification is provided under this Article VI, then, and in each such case, the Company and the Underwriter shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriter, as incurred, in such proportions that the Underwriter is responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no Person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director, officer and employee of the Underwriter or the Company, as applicable, and each Person, if any, who controls the Underwriter or the Company, as applicable, within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Underwriter or the Company, as applicable. Notwithstanding the provisions of this Section 6.4, the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Public Shares purchased by the Underwriter.

(b) Contribution Procedure. Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 6.4 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available.

ARTICLE VII.

MISCELLANEOUS

7.1 Termination.

(a) Termination Right. The Underwriter shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in its opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on any Trading Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Underwriter’s opinion, make it inadvisable to proceed with the delivery of the Public Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Underwriter shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Underwriter’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriter for the sale of the Public Shares.

(b) Expenses. In the event this Agreement shall be terminated for any reason or no reason at all, other than as a result of the Underwriter’s bad faith, gross negligence or willful misconduct, the Company shall be obligated to pay to the Underwriter its actual and accountable out of pocket expenses related to the transactions contemplated herein then due and payable, including the fees and disbursements of EGS, up to a maximum of $50,000 (provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement).

(c) Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Article VI shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

7.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, the Preliminary Prospectus, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. Notwithstanding anything herein to the contrary, the Engagement Agreement, dated March 7, 2023, by and between the Company and Newbridge (as amended, “Engagement Agreement”), shall continue to be effective and the terms therein shall continue to survive and be enforceable by Newbridge in accordance with its terms, provided that, in the event of a conflict between the terms of the Engagement Agreement and this Agreement, the terms of this Agreement shall prevail.

7.3 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the time of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the email address set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or e-mail attachment at the e-mail address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

7.4 Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Underwriter. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

7.7 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (collectively, the “Specified Courts”) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any action, suit or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company has appointed PolyPid, Inc., 372 Franklin Avenue, P.O. Box 558, Nutley, NJ 07110 (the “Process Agent”) as its authorized agent upon whom process may be served in any claim brought against the Company. The Company represents to the Underwriter that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same. The Company hereby irrevocably authorizes and directs the Process Agent to accept such service. The Company further agrees that service of process upon the Process Agent and written notice of said service to the Company, mailed by first-class mail and delivered to the Process Agent, shall be deemed in every respect effective service of process upon the Company in any such claim. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Article VI, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding. Nothing herein shall affect the right of the Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or any “affiliate” (within the meaning of Rule 405 under the Securities Act) of such Underwriter, or the successors and assigns of all of the foregoing persons, to serve process in any other manner permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Israel. The provisions of this Section 7 shall survive any termination of this Agreement, in whole or in part.

7.8 Survival. The representations and warranties contained herein shall survive the Closing and any Option Closing, if any, and the delivery of the Public Shares.

7.9 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

7.10 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.11 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Underwriter and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.12 Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.13 Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to share prices and Ordinary Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Ordinary Shares that occur after the date of this Agreement.

7.14 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVE FOREVER ANY RIGHT TO TRIAL BY JURY.

(Signature Page Follows)

If the foregoing correctly sets forth the understanding between the Underwriter and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter in accordance with its terms.

Very truly yours,

POLYPID LTD.

By:	/s/ Dikla Czaczkes Akselbrad
	Name:	Dikla Czaczkes Akselbrad
	Title:	Chief Executive Officer

Address for Notice:

18 Hasivim Street, Petach Tikva 495376, Israel

Attention: Dikla Czaczkes Akselbrad, Chief Executive Officer

Email: Dikla.C@polypid.com

With a copy (which shall not constitute notice) to:

Sullivan & Worcester LLP
1633 Broadway, New York, New York 10019

Attention: Oded Har-Even, Esq.

Email: ohareven@sullivanlaw.com

Accepted on the date first above written.

NEWBRIDGE SECURITIES CORPORATION

By:	/s/ Chad D. Champion
	Name:	Chad D. Champion
	Title:	Senior Managing Director,
Head of Equity Capital Markets

Address for Notice:	1200 N. Federal Hwy, Suite 400, Boca Raton, FL 33432
Attention: Chad Champion
Email: cchampion@newbridgesecurities.com

With a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Lawrence A. Rosenbloom, Esq.
Email: lrosenbloom@egsllp.com

EXHIBIT A

Form of Lock-Up Agreement

March __, 2023

Newbridge Securities Corporation

1200 N Federal Hwy, Suite 400

Boca Raton, Florida 33432

Re:	Underwriting Agreement, dated as of March __, 2023 (the “Underwriting Agreement”), between PolyPid Ltd. (the “Company”) and Newbridge Securities Corporation (the “Underwriter”)

Ladies and Gentlemen:

Defined terms not otherwise defined in this letter agreement (the “Letter Agreement”) shall have the meanings set forth in the Underwriting Agreement. Pursuant to Section 2.3(xii) of the Underwriting Agreement and in satisfaction of a condition of the Company’s obligations under the Underwriting Agreement, the undersigned irrevocably agrees with the Company that, from the date hereof until three (3) months after the date of the final Prospectus for the Offering (such period, the “Restriction Period”), the undersigned will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any Affiliate of the undersigned to the extent such Affiliate transaction would be required to be reported by the undersigned during the Restriction Period with the Securities and Exchange Commission in accordance with Section 13 or Section 16 of the Exchange Act), directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Ordinary Shares or securities convertible, exchangeable or exercisable into, Ordinary Shares beneficially owned, held or hereafter acquired by the undersigned (the “Securities”), other than the acquisition of Securities in the Offering, or make any demand for or exercise any right or cause to be filed a registration, including any amendments thereto, with respect to the registration of any Ordinary Shares or Ordinary Share Equivalents or publicly disclose the intention to do any of the foregoing. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The undersigned acknowledges that the Company shall provide written notice to the transfer agent of the Company to inform them of the Restriction Period, which written notice shall include notification by email. In order to enforce this covenant, the Company shall impose irrevocable stop-transfer instructions preventing the transfer agent of the Company from effecting any actions in violation of this Letter Agreement.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Securities provided that (1) the Company receives a signed lock-up letter agreement (in  the form of this Letter Agreement) for the balance of the Restriction Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Securities and Exchange Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily during the Restricted Period, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers during the Restricted Period, with respect to transfer:

(i)	as a bona fide gift or gifts;

(ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin);

(iii)	to any corporation, partnership, limited liability company, or other business entity all of the equity holders of which consist of the undersigned and/or the immediate family of the undersigned;

(iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the undersigned or (b) in the form of a distribution to limited partners, limited liability company members or stockholders of the undersigned;

(v)	if the undersigned is a trust, to the beneficiary of such trust;

(vi)	by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree, separation agreement or other court order;

(vii)	to a charity or educational institution;

(viii)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

(ix)	sales of Ordinary Shares made pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act existing on the date hereof; or

(x)	with the prior consent of the Underwriter.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict (i) the delivery of Ordinary Shares to the undersigned upon exercise of any options or settlement of restricted stock units or other equity awards granted under any employee benefit plan of the Company, or the exercise of warrants; provided in each case that any Ordinary Share or Securities acquired in connection with any such exercise or settlement will be subject to the restrictions set forth in this Letter Agreement, (ii) the withholding of Ordinary Share to cover the payment of the exercise prices or the payment of taxes associated with the exercise or settlement of equity set forth in (i) above, (iii) the issuance to the undersigned of awards by the Company under its equity incentive plans or the issuance of warrants, , or (iv) transfers in connection with a change of control of the Company.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Securities and Exchange Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restriction Period and (ii) no sale of Ordinary Shares are made pursuant to such plan during the Restriction Period.

The undersigned acknowledges that the execution, delivery and performance of this Letter Agreement is a material inducement to the Underwriter to complete the transactions contemplated by the Underwriting Agreement and the Company shall be entitled to specific performance of the undersigned’s obligations hereunder. The undersigned hereby represents that the undersigned has the power and authority to execute, deliver and perform this Letter Agreement, that the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

The undersigned understands that, if the Agreement does not become effective, or if the Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of Ordinary Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of each of the Company, the Underwriter and the undersigned. This Letter Agreement shall be construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in Manhattan, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. The undersigned agrees and understands that this Letter Agreement does not intend to create any relationship between the undersigned and the Underwriter and that no issuance or sale of the Securities is created or intended by virtue of this Letter Agreement.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Securities and any such successor or assign shall enter into a similar agreement for the benefit of the Underwriter.

*** SIGNATURE PAGE FOLLOWS***

This Letter Agreement may be executed in two or more counterparts, all of which when taken together may be considered one and the same agreement.

Signature

Print Name

Position in Company

Address for Notice:

By signing below, the Company agrees to enforce the restrictions on transfer set forth in this Letter Agreement.

PolyPid Ltd.

By:
Name:
Title:

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